Exhibit 99.1

CommScope Reports First Quarter 2020 Results

Highlights

•	Net sales of $2.03 billion
•	GAAP net loss of $159.9 million
•	Non-GAAP adjusted EBITDA of $231.2 million
•	Redeemed $100 million aggregate principal amount of 5% senior notes due 2021
•	Debt reduced by over $600 million since ARRIS acquisition close

HICKORY, NC, May 7, 2020 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported results for the quarter ended March 31, 2020.

“In this period of uncertainty in our global operating environment, we are focused first and foremost on the health and wellbeing of our employees, their families and the communities in which we operate.  Protecting these resources is of the utmost importance to CommScope, and we are taking significant actions to ensure everyone’s safety,” said President and Chief Executive Officer Eddie Edwards.

“I am incredibly proud of our team and how resilient our business model is. We quickly mobilized across the company to respond to the COVID-19 pandemic; supporting the phenomenal and sudden increase in demand for broadband and connectivity by everyone: our emergency services, businesses, remote workers and everyone sheltering-in-place at home. On behalf of the Board and management team, I thank our employees for their fortitude, creativity, innovation, positive spirit and resilience in providing essential services.”

Summary of Consolidated Results	Q1	Q1	% Change
	2020	2019	YOY
	(unaudited - in millions, except per share amounts)
Net sales	$2,033.2	$1,099.5	84.9%
GAAP net loss	(159.9)	(2.3)	NM
GAAP net loss per basic share	(0.89)	(0.01)	NM
Non-GAAP adjusted EBITDA (excluding special items)	231.2	208.4	10.9%
Non-GAAP adjusted net income (excluding special items) per diluted share	0.12	0.48	(75.0%)

NM - Not Meaningful

Edwards continued, “We saw strong performance in the first quarter with net sales, non-GAAP adjusted EBITDA and adjusted EPS consistent with our expectations. Despite the significant supply headwinds resulting from COVID-19, we remain well-positioned to support network operators globally, delivering our innovative products that are the backbone to critical communications infrastructure. The Board and leadership team are confident CommScope will successfully navigate through this challenging operating environment and emerge a stronger company.”

First Quarter Results and Comparison

For comparisons described below as a combined company, the first quarter of 2019 includes historical ARRIS results (with certain classification changes to align to CommScope’s presentation). Reconciliations of the combined company amounts and reported GAAP results to non-GAAP adjusted segment results are included below.

Net sales in the first quarter of 2020 increased 84.9% year over year to $2.03 billion primarily due to the contribution of $1.03 billion from the ARRIS acquisition. On a combined company basis, net sales decreased 18.0% year over year to $2.03 billion. The company estimates that first-quarter 2020 net sales were negatively impacted by approximately $70 million related to supply chain disruptions as a result of COVID-19, as well as certain other COVID-19 related disruptions.

CommScope generated a net loss of $(159.9) million, or $(0.89) per basic share, in the first quarter, a decrease from the prior year period's net loss of $(2.3) million, or $(0.01) per basic share. Non-GAAP adjusted net income for the first quarter was $27.2 million, or $0.12 per diluted share, versus $93.0 million, or $0.48 per diluted share, in the first quarter of 2019.

Non-GAAP adjusted EBITDA increased 10.9% to $231.2 million as compared to last year. On a combined company basis, non-GAAP adjusted EBITDA for the first quarter of 2020 decreased by 21.4% and was 11.4% of net sales compared to 11.9% of net sales in the first quarter of 2019. The company estimates that first-quarter 2020 non-GAAP adjusted EBITDA was negatively impacted by approximately $30 million related to supply chain disruptions as a result of COVID-19, as well as certain other COVID-19 related disruptions.

First Quarter Sales by Region

			% Change
	Q1 2020	Q1 2019	YOY
United States	$1,220.4	$639.1	91.0%
Europe, Middle East and Africa	395.0	229.9	71.8
Asia Pacific	177.6	147.2	20.7
Caribbean and Latin America	158.4	63.5	149.4
Canada	81.8	19.8	313.1
Total net sales	$2,033.2	$1,099.5	84.9%

First Quarter Segment Results

Sales by Segment

		Combined
		Company	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$613.4	$766.7	(20.0)%
Home	601.4	824.2	(27.0)%
Outdoor Wireless	348.9	390.8	(10.7)%
Venue and Campus	469.5	499.1	(5.9)%
Total Net Sales	$2,033.2	$2,480.8	(18.0)%

Segment Operating Income (Loss)

		Combined
		Company	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$(18.6)	$57.3	(132.5)%
Home	(37.6)	(23.8)	58.0%
Outdoor Wireless	65.0	70.9	(8.3)%
Venue and Campus	(40.6)	(59.7)	(32.0)%
Total segment operating income (loss)	$(31.8)	$44.8	(171.0)%

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures)

		Combined
		Company	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$92.7	$137.3	(32.5)%
Home	11.9	35.8	(66.8)%
Outdoor Wireless	88.9	101.0	(12.0)%
Venue and Campus	37.7	20.2	86.6%
Total segment adjusted EBITDA	$231.2	$294.3	(21.4)%

Broadband Networks (includes Network Cable & Connectivity and Network & Cloud)

•	Net sales of $613.4 million, down 20.0% with declines in Network Cable and Connectivity and Network & Cloud.

Home Networks (includes In-Home Video & Broadband Connectivity Devices)

•	Net sales of $601.4 million, down 27.0% driven by declines in In-Home Video, partially offset by growth in Broadband Connectivity Devices.

Outdoor Wireless Networks (includes Macro Tower Solutions and Metro Cell Solutions)

•	Net sales of $348.9 million, down 10.7% primarily driven by declines in Macro Tower Solutions.

Venue and Campus Networks (includes Enterprise which includes Indoor Copper and Fiber Connectivity, DCCS which includes DAS and OneCell, and Ruckus Networks)

•	Net sales of $469.5 million, down 5.9% primarily driven by declines in indoor copper.

Cash Flow and Balance Sheet

•	GAAP cash flow from operations of $(42.7) million
•

Non-GAAP adjusted free cash flow was $(43.1) million after adjusting operating cash flow for $23.9 million of additions to property, plant and equipment, $20.1 million of cash paid for restructuring costs and $3.4 million of cash paid for transaction and integration costs.

•	Ended the quarter with $394.3 million in cash and cash equivalents.
•

As of March 31, 2020, the company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $735 million, after giving effect to borrowing base limitations and outstanding letters of credit, resulting in total liquidity of approximately $1.13 billion.

•	Redeemed $100 million aggregate principal amount of its 5.00% senior notes due 2021 (“the 2021 Notes”).
•	Following the redemption, $50 million aggregate principal amount of the 2021 Notes remained outstanding.

Outlook

Due to the evolving and significant uncertainties related to the impact of the COVID-19 pandemic, CommScope is withdrawing its full-year 2020 outlook.

While the Company is not providing specific guidance for the second quarter, the Company expects its second quarter sales and non-GAAP adjusted EBITDA to improve modestly compared to the first quarter.

“Given the dynamic nature and unprecedented situation, we are taking decisive actions to strengthen our financial position and prudently manage our balance sheet. These actions include adjusting our operating plan to reduce costs and capital expenditures and drawing $250 million on our ABL revolving credit facility as a precautionary measure to preserve financial flexibility,” said Alex Pease, Executive Vice President and Chief Financial Officer. “While our business to date has proven to be remarkably resilient and we have seen extremely strong order rates across certain critical segments, we are acutely aware of the strains on the global economy and the impact that could have on many of our customers, particularly in the enterprise space.  Due to this ongoing market uncertainty created by the COVID-19 pandemic, we are not providing specific guidance for the second quarter of 2020 and we are withdrawing our full year outlook. However, we do expect our second quarter sales and non-GAAP adjusted EBITDA to improve modestly compared to the first quarter.”

Pease continued, “We are monitoring the situation closely and remain in close contact with our business partners and customers.  Never has it been more apparent how critical our products are to support the networks of the future, enabling remote working, and keeping people around the world connected. We continue to enable and deliver the broadband connectivity that is essential to a wide array of the functions crucial to our digital society and are committed to creating long-term value for shareholders.”

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2020 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:

Kevin Powers, CommScope

+1 828-323-4970

Kevin.powers@commscope.com

News Media Contact:

Danah Ditzig, CommScope

+1 952-403-8064

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms combined company net sales, non-GAAP adjusted EBITDA, combined company non-GAAP adjusted EBITDA, non-GAAP adjusted net income, non-GAAP adjusted diluted earnings per share, and non-GAAP adjusted free cash flow may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the ARRIS acquisition (including risks associated with the integration of the business and systems and that we may not realize estimated cost savings, synergies, growth or other anticipated benefits); our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers and supply chain; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$2,033.2	$1,099.5
Cost of sales	1,392.0	701.5
Gross profit	641.2	398.0
Operating expenses:
Selling, general and administrative	311.1	185.4
Research and development	180.4	50.2
Amortization of purchased intangible assets	157.8	59.3
Restructuring costs, net	23.7	12.4
Total operating expenses	673.0	307.3
Operating income (loss)	(31.8)	90.7
Other income (expense), net	(12.5)	(5.7)
Interest expense	(149.1)	(97.5)
Interest income	2.1	11.8
Loss before income taxes	(191.3)	(0.7)
Income tax (expense) benefit	31.4	(1.6)
Net loss	(159.9)	(2.3)
Series A convertible preferred stock dividend	(13.8)	—
Net loss attributable to common stockholders	$(173.7)	$(2.3)
Loss per share:
Basic	$(0.89)	$(0.01)
Diluted (a)	$(0.89)	$(0.01)
Weighted average shares outstanding:
Basic	194.9	192.8
Diluted (a)	194.9	192.8
(a) Calculation of diluted earnings (loss) per share:
Net loss (basic and diluted)	$(173.7)	$(2.3)

Weighted average shares (basic)	194.9	192.8
Dilutive effect of equity-based awards	—	—
Denominator (diluted)	194.9	192.8

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited
	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$394.3	$598.2
Accounts receivable, less allowance for doubtful accounts of $40.0 and $35.4, respectively	1,604.0	1,698.8
Inventories, net	909.4	975.9
Prepaid expenses and other current assets	238.1	238.9
Total current assets	3,145.8	3,511.8
Property, plant and equipment, net of accumulated depreciation of $585.0 and $553.8, respectively	693.5	723.8
Goodwill	5,424.6	5,471.7
Other intangible assets, net	4,096.4	4,263.6
Other noncurrent assets	512.5	460.7
Total assets	$13,872.8	$14,431.6
Liabilities and Stockholders' Equity
Accounts payable	$974.0	$1,148.0
Accrued and other liabilities	846.9	862.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	1,852.9	2,042.0
Long-term debt	9,698.7	9,800.4
Deferred income taxes	206.9	215.1
Other noncurrent liabilities	527.1	537.8
Total liabilities	12,285.6	12,595.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,013.8	1,000.0
Stockholders' equity:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,013,750 Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000;
Issued and outstanding shares: 195,807,913 and 194,563,530,
respectively	2.0	2.0
Additional paid-in capital	2,455.7	2,445.1
Retained earnings (accumulated deficit)	(1,339.2)	(1,179.3)
Accumulated other comprehensive loss	(304.7)	(197.0)
Treasury stock, at cost: 7,981,297 shares and 7,411,382 shares,
respectively	(240.4)	(234.5)
Total stockholders' equity	573.4	836.3
Total liabilities and stockholders' equity	$13,872.8	$14,431.6

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended
	March 31,
	2020	2019
Operating Activities:
Net loss	$(159.9)	$(2.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	205.4	83.7
Equity-based compensation	23.5	7.5
Deferred income taxes	(38.3)	(1.4)
Changes in assets and liabilities:
Accounts receivable	69.0	(150.7)
Inventories	50.6	(62.4)
Prepaid expenses and other assets	15.2	(24.5)
Accounts payable and other liabilities	(217.2)	136.8
Other	9.0	3.3
Net cash used in operating activities	(42.7)	(10.0)
Investing Activities:
Additions to property, plant and equipment	(23.9)	(21.4)
Proceeds from sale of property, plant and equipment	0.1	0.6
Acquisition funds held in escrow	—	(3,750.0)
Cash paid for Cable Exchange acquisition	—	(11.0)
Net cash used in investing activities	(23.8)	(3,781.8)
Financing Activities:
Long-term debt repaid	(108.0)	(225.0)
Long-term debt proceeds	—	3,750.0
Debt issuance costs	—	(9.3)
Proceeds from the issuance of common shares under equity-based compensation plans	0.9	1.3
Tax withholding payments for vested equity-based compensation awards	(5.9)	(7.5)
Net cash generated by (used in) financing activities	(113.0)	3,509.5
Effect of exchange rate changes on cash and cash equivalents	(24.4)	0.5
Change in cash and cash equivalents	(203.9)	(281.8)
Cash and cash equivalents at beginning of period	598.2	458.2
Cash and cash equivalents at end of period	$394.3	$176.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net loss, as reported	$(159.9)	$(2.3)
Income tax expense (benefit), as reported	(31.4)	1.6
Interest income, as reported	(2.1)	(11.8)
Interest expense, as reported	149.1	97.5
Other expense, net, as reported	12.5	5.7
Operating income (loss), as reported	$(31.8)	$90.7
Adjustments:
Amortization of purchased intangible assets	157.8	59.3
Restructuring costs, net	23.7	12.4
Equity-based compensation	23.5	7.5
Transaction and integration costs	5.4	20.8
Purchase accounting adjustments	5.5	—
Patent claims and litigation	5.3	—
Depreciation	41.8	17.7
Total adjustments to operating income (loss)	263.0	117.7
Non-GAAP adjusted EBITDA	$231.2	$208.4

Loss before income taxes, as reported	$(191.3)	$(0.7)
Income tax (expense) benefit, as reported	31.4	(1.6)
Net loss, as reported	$(159.9)	$(2.3)
Adjustments:
Total pretax adjustments to adjusted EBITDA	221.2	100.0
Pretax amortization of debt issuance costs & OID (1)	6.9	6.7
Pretax acquisition related interest (1)	—	27.4
Tax effects of adjustments and other tax items (3)	(41.0)	(38.8)
Non-GAAP adjusted net income	$27.2	$93.0
GAAP EPS, as reported (4)	$(0.89)	$(0.01)
Non-GAAP adjusted diluted EPS (5)	$0.12	$0.48

(1) Included in interest expense.
(2) Included in other expense, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For the three months ended March 31, 2020, GAAP EPS was calculated using Net income (loss) attributable to common stockholders, which includes the impact of the Series A convertible preferred stock dividend, in the numerator because of the net loss position.

(5) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2020	Q1 2019	YOY
United States	$1,220.4	$639.1	91.0	%
Europe, Middle East and Africa	395.0	229.9	71.8
Asia Pacific	177.6	147.2	20.7
Caribbean and Latin America	158.4	63.5	149.4
Canada	81.8	19.8	313.1
Total net sales	$2,033.2	$1,099.5	84.9	%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment (1)
		Combined
		Company (2)	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$613.4	$766.7	(20.0)%
Home	601.4	824.2	(27.0)%
Outdoor Wireless	348.9	390.8	(10.7)%
Venue and Campus	469.5	499.1	(5.9)%
Total net sales	$2,033.2	$2,480.8	(18.0)%

Segment Operating Income (Loss) (1)

		Combined
		Company (2)	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$(18.6)	$57.3	(132.5)%
Home	(37.6)	(23.8)	58.0%
Outdoor Wireless	65.0	70.9	(8.3)%
Venue and Campus	(40.6)	(59.7)	(32.0)%
Total segment operating income (loss)	$(31.8)	$44.8	(171.0)%

Segment Adjusted EBITDA (1)

		Combined
		Company (2)	% Change
	Q1 2020	Q1 2019	YOY
Broadband	$92.7	$137.3	(32.5)%
Home	11.9	35.8	(66.8)%
Outdoor Wireless	88.9	101.0	(12.0)%
Venue and Campus	37.7	20.2	86.6%
Total segment adjusted EBITDA	$231.2	$294.3	(21.4)%

(1) During the three months ended March 31, 2020, the company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

(2) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus the historical results of the ARRIS business.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

First Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$(18.6)	$(37.6)	$65.0	$(40.6)	$(31.8)
Amortization of purchased intangible assets	77.0	26.0	11.6	43.3	157.8
Restructuring costs, net	5.2	2.4	4.1	12.0	23.7
Equity-based compensation	9.0	4.5	2.8	7.1	23.5
Transaction and integration costs	1.7	0.9	0.9	1.9	5.4
Purchase accounting adjustments	2.8	0.5	—	2.2	5.5
Patent claims and litigation	—	5.3	—	—	5.3
Depreciation	15.6	10.0	4.5	11.7	41.8
Segment adjusted EBITDA	$92.7	$11.9	$88.9	$37.7	$231.2
Segment adjusted EBITDA % of sales	15.1%	2.0%	25.5%	8.0%	11.4%

First Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Combined Company (2) Total
Operating income (loss), as reported	$57.3	$(23.8)	$70.9	$(59.7)	$44.8
Amortization of purchased intangible assets	38.4	43.7	12.9	46.3	141.3
Restructuring costs, net	3.2	0.5	3.8	5.4	12.9
Equity-based compensation	12.8	6.1	2.4	7.1	28.3
Transaction and integration costs	11.1	2.3	6.6	8.6	28.7
Purchase accounting adjustments	—	—	—	1.5	1.5
Depreciation	14.4	7.0	4.3	11.0	36.8
Segment adjusted EBITDA	$137.3	$35.8	$101.0	$20.2	$294.3
Segment adjusted EBITDA % of sales	17.9%	4.3%	25.8%	4.0%	11.9%

(1) During the three months ended March 31, 2020, the company began reporting in the following four operating segments: Broadband Networks (Broadband), Home Networks (Home), Outdoor Wireless Networks (OWN) and Venue & Campus Networks (VCN). All prior period amounts have been restated to reflect these operating segment changes.

(2) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus the historical results of the ARRIS business.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q1 2020	Q1 2019
Cash flow from operations	$(42.7)	$(10.0)
Capital expenditures	(23.9)	(21.4)
Free cash flow	(66.6)	(31.4)
Transaction and integration costs	3.4	7.3
Restructuring	20.1	25.9
Adjusted Free Cash Flow (1)	$(43.1)	$1.8

(1) Non-GAAP adjusted free cash flow reflects $78.0 million of certain payments that should have occurred in the fourth quarter of 2019 but were made in the first quarter of 2020.

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
New Segment Information
(Unaudited -- In millions)

Net Sales by Segment (1)

	Q1 2019 (2)	Q2 2019 (2)	Q3 2019	Q4 2019	Total (2)
Broadband	$766.7	$673.3	$694.8	$673.1	$2,807.9
Home	824.2	912.4	826.4	823.6	3,386.6
Outdoor Wireless	390.8	458.1	334.4	291.6	1,474.9
Venue and Campus	499.1	551.5	524.6	510.4	2,085.6
Total net sales	$2,480.8	$2,595.3	$2,380.2	$2,298.7	$9,755.0

Segment Adjusted EBITDA (1)

	Q1 2019 (2)	Q2 2019 (2)	Q3 2019	Q4 2019	Total (2)
Broadband	$137.3	$108.0	$153.4	$143.5	$542.3
Home	35.8	60.3	59.7	71.9	227.7
Outdoor Wireless	101.0	136.3	75.3	48.6	361.2
Venue and Campus	20.2	76.0	81.3	59.5	237.0
Segment adjusted EBITDA	$294.3	$380.5	$369.8	$323.6	$1,368.2
Segment adjusted EBITDA % of sales	11.9%	14.7%	15.5%	14.1%	14.0%

(1) Represents our recasting of net sales and segment adjusted EBITDA to conform to our new segment reporting structure effective January 1, 2020.
(2) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus the historical results of the ARRIS business.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA - New Segments
(Unaudited -- In millions)

First Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss)	$57.3	$(23.8)	$70.9	$(59.7)	$44.8
Amortization of purchased intangible assets	38.4	43.7	12.9	46.3	141.3
Restructuring costs, net	3.2	0.5	3.8	5.4	12.9
Equity-based compensation	12.8	6.1	2.4	7.1	28.3
Transaction and integration costs	11.1	2.3	6.6	8.6	28.7
Purchase accounting adjustments	—	—	—	1.5	1.5
Depreciation	14.4	7.0	4.3	11.0	36.8
Segment adjusted EBITDA	$137.3	$35.8	$101.0	$20.2	$294.3

Second Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss)	$(203.5)	$(28.7)	$104.5	$(100.5)	$(228.2)
Amortization of purchased intangible assets	73.0	35.2	12.3	46.4	166.9
Restructuring costs, net	23.1	15.1	1.9	6.2	46.4
Equity-based compensation	9.7	3.8	3.4	6.9	23.7
Transaction and integration costs	109.8	1.2	9.7	46.4	167.0
Purchase accounting adjustments	80.0	24.0	—	60.1	164.1
Depreciation	15.9	9.7	4.5	10.6	40.7
Segment adjusted EBITDA	$108.0	$60.3	$136.3	$76.0	$380.5

Third Quarter 2019 Segment Adjusted EBITDA Reconciliation

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss)	$(13.0)	$3.8	$(2.2)	$(39.4)	$(50.8)
Amortization of purchased intangible assets	72.2	33.7	12.2	45.8	163.9
Restructuring costs, net	5.6	6.8	1.1	5.9	19.5
Equity-based compensation	11.2	4.9	3.5	8.4	28.0
Transaction and integration costs	2.0	(3.5)	1.4	2.2	2.2
Purchase accounting adjustments	57.7	3.3	—	47.8	108.7
Patent claims and litigation	—	—	55.0	—	55.0
Depreciation	17.6	10.7	4.3	10.6	43.3
Segment adjusted EBITDA	$153.4	$59.7	$75.3	$81.3	$369.8

Fourth Quarter 2019 Segment Adjusted EBITDA Reconciliation

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss)	$(145.8)	$(174.8)	$27.1	$(45.7)	$(339.2)
Amortization of purchased intangible assets	113.2	36.5	12.0	44.3	205.9
Restructuring costs, net	5.2	1.3	(0.0)	3.0	9.4
Equity-based compensation	12.9	5.6	3.8	9.8	32.0
Asset impairments	142.1	192.8	—	41.2	376.1
Transaction and integration costs	1.8	0.0	1.4	2.1	5.3
Purchase accounting adjustments	(1.9)	0.5	—	(7.3)	(8.6)
Depreciation	16.1	10.1	4.3	12.1	42.7
Segment adjusted EBITDA	$143.5	$71.9	$48.6	$59.5	$323.6

(1) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus the historical results of the ARRIS business.